Exhibit 99.1

FOR IMMEDIATE RELEASE

JULY 19, 2012

Contact:	Jill McMillan, Director, Public & Industry Affairs
Phone: (214) 721-9271
Jill.McMillan@CrosstexEnergy.com

CROSSTEX DECLARES QUARTERLY DISTRIBUTION AND DIVIDEND

DALLAS, July 19, 2012 – The Crosstex Energy companies today announced the declaration of the quarterly distribution for Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and the quarterly dividend for Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) from the second quarter of 2012:

•                  The quarterly distribution on the Partnership’s common units will be $0.33 per unit. The distribution is payable August 14 to unitholders of record August 1.

•                  The quarterly dividend on the Corporation’s common stock will be $0.12 per share. The dividend is payable August 14 to shareholders of record August 1.

About the Crosstex Energy Companies

Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 3,500 miles of pipeline, 10 processing plants and four fractionators. The Partnership currently provides services for 3.2 billion cubic feet of natural gas per day, or approximately six percent of marketed U.S. daily production.

Crosstex Energy, Inc. owns the two percent general partner interest, a 22 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

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